Exhibit 99.1
Qualys Announces Third Quarter 2023 Financial Results
Revenue Growth of 13% Year-Over-Year
GAAP EPS: $1.24; Non-GAAP EPS: $1.51
Raises 2023 GAAP EPS Guidance to $3.71-$3.81
Raises 2023 Non-GAAP EPS Guidance to $5.04-$5.14
FOSTER CITY, Calif., – November 2, 2023 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the third quarter ended September 30, 2023. For the quarter, the Company reported revenues of $142.0 million, net income under United States Generally Accepted Accounting Principles (“GAAP”) of $46.5 million, non-GAAP net income of $56.7 million, Adjusted EBITDA of $68.8 million, GAAP net income per diluted share of $1.24, and non-GAAP net income per diluted share of $1.51.
“In Q3, we delivered another quarter of healthy revenue growth, strong profitability and cash flow generation,” said Sumedh Thakar, Qualys’ president and CEO. “Our continuous innovation is solving a growing number of modern security challenges in on-prem, cloud and multi-cloud environments while empowering customers to consolidate tools, simplify operations, reduce costs, and achieve better protection. We believe Qualys’ comprehensive cyber risk posture assessment and remediation platform provides strong competitive differentiation and a firm foundation for future growth in both our core and cloud expansion markets.”
Third Quarter 2023 Financial Highlights
Revenues: Revenues for the third quarter of 2023 increased by 13% to $142.0 million compared to $125.6 million for the same quarter in 2022.
Gross Profit: GAAP gross profit for the third quarter of 2023 increased by 16% to $115.3 million compared to $99.6 million for the same quarter in 2022. GAAP gross margin was 81% for the third quarter of 2023 compared to 79% for the same quarter in 2022. Non-GAAP gross profit for the third quarter of 2023 increased by 15% to $118.0 million compared to $102.2 million for the same quarter in 2022. Non-GAAP gross margin was 83% for the third quarter of 2023 compared to 81% for the same quarter in 2022.
Operating Income: GAAP operating income for the third quarter of 2023 increased by 31% to $43.6 million compared to $33.3 million for the same quarter in 2022. As a percentage of revenues, GAAP operating income was 31% for the third quarter of 2023 compared to 27% for the same quarter in 2022. Non-GAAP operating income for the third quarter of 2023 increased by 31% to $62.9 million compared to $48.0 million for the same quarter in 2022. As a percentage of revenues, non-GAAP operating income was 44% for the third quarter of 2023 compared to 38% for the same quarter in 2022.
Net Income: GAAP net income for the third quarter of 2023 increased by 68% to $46.5 million, or $1.24 per diluted share (of which approximately $11.0 million or $0.29 per diluted share was the result of a change in our tax estimates), compared to $27.7 million, or $0.71 per diluted share, for the same quarter in 2022. As a percentage of revenues, GAAP net income was 33% for the third quarter of 2023 compared to 22% for the same quarter in 2022. Non-GAAP net income for the third quarter of 2023 was $56.7 million, or $1.51 per diluted share (of which approximately $5.5 million or $0.15 per diluted share was the result of a change in our tax estimates), compared to $36.8 million, or $0.94 per diluted share, for the same quarter in 2022. As a percentage of revenues, non-GAAP net income was 40% for the third quarter of 2023 compared to 29% for the same quarter in 2022.
Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2023 increased by 25% to $68.8 million compared to $54.9 million for the same quarter in 2022. As a percentage of revenues, Adjusted EBITDA was 48% for the third quarter of 2023 compared to 44% for the same quarter in 2022.

Operating Cash Flow: Operating cash flow for the third quarter of 2023 increased by 119% to $92.4 million compared to $42.2 million for the same quarter in 2022. As a percentage of revenues, operating cash flow was 65% for the third quarter of 2023 compared to 34% for the same quarter in 2022.
Third Quarter 2023 Business Highlights
•The inaugural Qualys Environmental, Social and Governance (ESG) report was launched to showcase the company’s robust adherence to responsible business practices and sustainable operations.
•Introduced Qualys' First-Party Software Risk Management, to enable application security teams to detect, prioritize and remediate vulnerabilities within company-developed software and embedded open-source components.
•Mazars integrated Qualys’ cybersecurity solutions into its Cybersecurity Managed Services offering to empower customers with unprecedented insights into their risk postures with integrated vulnerability detection, prioritization and remediation capabilities.
•The Qualys Threat Research Unit (TRU) has received prestigious Pwnie award nominations for work on RenderDoc, marking the fifth consecutive year of recognition for their exceptional contributions to cybersecurity research.
•Hosted 600+ attendees at our virtual Cyber Risk Series.
Financial Performance Outlook
Based on information as of today, November 2, 2023, Qualys is issuing the following financial guidance for the fourth quarter and full year fiscal 2023. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled “Legal Notice Regarding Forward-Looking Statements” and “Non-GAAP Financial Measures” below.
Fourth Quarter 2023 Guidance: Management expects revenues for the fourth quarter of 2023 to be in the range of $144.1 million to $145.1 million, representing 10% to 11% growth over the same quarter in 2022. GAAP net income per diluted share is expected to be in the range of $0.77 to $0.87, which assumes an effective income tax rate of 22%. Non-GAAP net income per diluted share is expected to be in the range of $1.18 to $1.28, which assumes a non-GAAP effective income tax rate of 21%. Fourth quarter 2023 net income per diluted share estimates are based on approximately 37.4 million weighted average diluted shares outstanding for the quarter.
Full Year 2023 Guidance: Management now expects revenues for the full year of 2023 to be in the range of $554.0 million to $555.0 million, representing 13% growth over 2022, up from the previous guidance range of $553.0 million to $555.0 million. GAAP net income per diluted share is expected to be in the range of $3.71 to $3.81, up from the previous guidance range of $3.07 to $3.22. This assumes an effective income tax rate of 17%. Non-GAAP net income per diluted share is expected to be in the range of $5.04 to $5.14, up from the previous guidance range of $4.50 to $4.65. This assumes a non-GAAP effective income tax rate of 21%. Full year 2023 net income per diluted share estimates are based on approximately 37.6 million weighted average diluted shares outstanding.
Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the fourth quarter and full year 2023 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the fourth quarter and full year 2023. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.
Investor Conference Call
Qualys will host a conference call and live webcast to discuss its third quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Thursday, November 2, 2023. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact
Blair King
Vice President, Investor Relations and Corporate Development
(650) 801-6299
ir@qualys.com
About Qualys
Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.
The Qualys Cloud Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.
Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our existing, new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to maintain and strengthen our category leadership; our ability to solve modern security challenges at scale; our strategies and ability to achieve and maintain durable profitable growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the fourth quarter and full year 2023; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the fourth quarter and full year 2023. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; general market, political, economic and business conditions in the United States as well as globally; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; and any unanticipated accounting charges. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-

GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment, net of proceeds from disposal).
In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.
Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.
Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.
In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include adjustments for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2023 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$141,996	$125,561	$409,888	$358,874
Cost of revenues (1)	26,739	25,992	80,355	75,040
Gross profit	115,257	99,569	329,533	283,834
Operating expenses:
Research and development (1)	27,782	25,478	83,001	73,376
Sales and marketing (1)	27,881	25,047	79,750	68,919
General and administrative (1)	15,999	15,698	45,182	41,665
Total operating expenses	71,662	66,223	207,933	183,960
Income from operations	43,595	33,346	121,600	99,874
Other income (expense), net:
Interest income	5,136	1,568	11,342	2,925
Other income (expense), net	(708)	(1,076)	(1,883)	(3,496)
Total other income (expense), net	4,428	492	9,459	(571)
Income before income taxes	48,023	33,838	131,059	99,303
Income tax provision	1,508	6,178	20,057	19,637
Net income	$46,515	$27,660	$111,002	$79,666
Net income per share:
Basic	$1.27	$0.72	$3.01	$2.06
Diluted	$1.24	$0.71	$2.96	$2.01
Weighted average shares used in computing net income per share:
Basic	36,766	38,317	36,891	38,680
Diluted	37,448	39,220	37,516	39,634
(1) Includes stock-based compensation as follows:
Cost of revenues	$1,946	$1,384	$5,255	$3,739
Research and development	5,671	3,236	15,734	10,064
Sales and marketing	3,229	2,495	8,580	6,829
General and administrative	7,676	6,176	20,991	17,224
Total stock-based compensation, net of amounts capitalized	$18,522	$13,291	$50,560	$37,856

Qualys, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$208,724	$173,719
Restricted cash	1,500	—
Short-term marketable securities	218,690	147,608
Accounts receivable, net	103,428	121,795
Prepaid expenses and other current assets	29,836	30,216
Total current assets	562,178	473,338
Long-term marketable securities	33,648	59,206
Property and equipment, net	36,160	47,428
Operating leases - right of use asset	25,211	33,752
Deferred tax assets, net	57,171	45,412
Intangible assets, net	10,486	12,801
Goodwill	7,447	7,447
Noncurrent restricted cash	1,200	2,700
Other noncurrent assets	18,360	18,857
Total assets	$751,861	$700,941
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,165	$2,808
Accrued liabilities	49,838	42,592
Deferred revenues, current	307,179	293,728
Operating lease liabilities, current	12,309	13,060
Total current liabilities	370,491	352,188
Deferred revenues, noncurrent	32,287	23,490
Operating lease liabilities, noncurrent	19,655	29,121
Other noncurrent liabilities	6,511	7,013
Total liabilities	428,944	411,812
Stockholders’ equity:
Common stock	37	37
Additional paid-in capital	568,088	512,486
Accumulated other comprehensive loss	(867)	(1,947)
Accumulated deficit	(244,341)	(221,447)
Total stockholders’ equity	322,917	289,129
Total liabilities and stockholders’ equity	$751,861	$700,941

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flow from operating activities:
Net income	$111,002	$79,666
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	21,140	25,773
Provision for credit losses	230	493
Loss on disposal of property and equipment	—	5
Loss on non-marketable securities	533	—
Stock-based compensation, net of amounts capitalized	50,560	37,856
Amortization (accretion) of premiums (discount) on marketable securities, net	(3,502)	1,127
Deferred income taxes	(11,561)	(15,599)
Changes in operating assets and liabilities:
Accounts receivable	18,137	9,788
Prepaid expenses and other assets	(4,804)	(1,412)
Accounts payable	(1,428)	841
Accrued liabilities and other noncurrent liabilities	8,211	3,968
Deferred revenues	22,248	12,504
Net cash provided by operating activities	210,766	155,010
Cash flow from investing activities:
Purchases of marketable securities	(252,438)	(178,788)
Sales and maturities of marketable securities	212,202	290,949
Purchases of property and equipment	(7,263)	(12,391)
Purchases of intangible assets	—	(120)
Net cash (used in) provided by investing activities	(47,499)	99,650
Cash flow from financing activities:
Repurchase of common stock	(147,725)	(212,839)
Proceeds from exercise of stock options	28,384	23,161
Payments for taxes related to net share settlement of equity awards	(14,998)	(12,853)
Proceeds from issuance of common stock through employee stock purchase plan	6,077	4,445
Net cash used in financing activities	(128,262)	(198,086)
Net increase in cash, cash equivalents and restricted cash	35,005	56,574
Cash, cash equivalents and restricted cash at beginning of period	176,419	138,528
Cash, cash equivalents and restricted cash at end of period	$211,424	$195,102

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
ADJUSTED EBITDA
(unaudited)
(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$46,515	$27,660	$111,002	$79,666
Net income as a percentage of revenues	33%	22%	27%	22%
Depreciation and amortization of property and equipment	5,922	6,875	18,824	21,248
Amortization of intangible assets	772	1,346	2,316	4,525
Income tax provision	1,508	6,178	20,057	19,637
Stock-based compensation	18,522	13,291	50,560	37,856
Total other income (expense), net	(4,428)	(492)	(9,459)	571
Adjusted EBITDA	$68,811	$54,858	$193,300	$163,503
Adjusted EBITDA as a percentage of revenues	48%	44%	47%	46%

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP Cost of revenues	$26,739	$25,992	$80,355	$75,040
Less: Stock-based compensation	(1,946)	(1,384)	(5,255)	(3,739)
Less: Amortization of intangible assets	(747)	(1,261)	(2,241)	(4,271)
Non-GAAP Cost of revenues	$24,046	$23,347	$72,859	$67,030
GAAP Gross profit	$115,257	$99,569	$329,533	$283,834
Plus: Stock-based compensation	1,946	1,384	5,255	3,739
Plus: Amortization of intangible assets	747	1,261	2,241	4,271
Non-GAAP Gross Profit	$117,950	$102,214	$337,029	$291,844
GAAP Research and development	$27,782	$25,478	$83,001	$73,376
Less: Stock-based compensation	(5,671)	(3,236)	(15,734)	(10,064)
Less: Amortization of intangible assets	(25)	(85)	(75)	(254)
Non-GAAP Research and development	$22,086	$22,157	$67,192	$63,058
GAAP Sales and marketing	$27,881	$25,047	$79,750	$68,919
Less: Stock-based compensation	(3,229)	(2,495)	(8,580)	(6,829)
Non-GAAP Sales and marketing	$24,652	$22,552	$71,170	$62,090
GAAP General and administrative	$15,999	$15,698	$45,182	$41,665
Less: Stock-based compensation	(7,676)	(6,176)	(20,991)	(17,224)
Non-GAAP General and administrative	$8,323	$9,522	$24,191	$24,441
GAAP Operating expenses	$71,662	$66,223	$207,933	$183,960
Less: Stock-based compensation	(16,576)	(11,907)	(45,305)	(34,117)
Less: Amortization of intangible assets	(25)	(85)	(75)	(254)
Non-GAAP Operating expenses	$55,061	$54,231	$162,553	$149,589
GAAP Income from operations	$43,595	$33,346	$121,600	$99,874
Plus: Stock-based compensation	18,522	13,291	50,560	37,856
Plus: Amortization of intangible assets	772	1,346	2,316	4,525
Non-GAAP Income from operations	$62,889	$47,983	$174,476	$142,255
GAAP Net income	$46,515	$27,660	$111,002	$79,666
Plus: Stock-based compensation	18,522	13,291	50,560	37,856
Plus: Amortization of intangible assets	772	1,346	2,316	4,525
Less: Tax adjustment	(9,129)	(5,459)	(18,569)	(14,376)
Non-GAAP Net income	$56,680	$36,838	$145,309	$107,671
GAAP Net income per share:
Basic	$1.27	$0.72	$3.01	$2.06
Diluted	$1.24	$0.71	$2.96	$2.01
Non-GAAP Net income per share:
Basic	$1.54	$0.96	$3.94	$2.78
Diluted	$1.51	$0.94	$3.87	$2.72
Weighted average shares used in GAAP and non-GAAP net income per share:
Basic	36,766	38,317	36,891	38,680
Diluted	37,448	39,220	37,516	39,634

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
FREE CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
GAAP Cash flows provided by operating activities	$210,766	$155,010
Less:
Purchases of property and equipment, net of proceeds from disposal	(7,263)	(12,391)
Non-GAAP Free cash flows	$203,503	$142,619

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
CALCULATED CURRENT BILLINGS
(unaudited)
(in thousands, except percentages)

	Three Months Ended September 30,
	2023	2022
GAAP Revenue	$141,996	$125,561
GAAP Revenue growth compared to same quarter of prior year	13%	20%
Plus: Current deferred revenue at September 30	307,179	278,947
Less: Current deferred revenue at June 30	(302,446)	(275,725)
Non-GAAP Calculated current billings	$146,729	$128,783
Calculated current billings growth compared to same quarter of prior year	14%	13%